NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN


The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:
That I have counted and recorded the vote cast at the meeting on the resolution electing twelve Trustees of the Trust, as specified in the Proxy Statement, and that the shares of the Trust were voted as follows with respect to such resolution:
			WITHHOLD AUTHORITY
	NAME    FOR                TO VOTE FOR
Charles E. Allen        2,138,729,131   92,222,591
Paula H. J. Cholmondeley        2,135,918,696   95,033,026
C. Brent DeVore 2,138,436,995   92,514,727
Robert M. Duncan        2,136,889,456   94,062,266
Joseph J. Gasper        2,138,514,788   92,436,935
Barbara Hennigar        2,137,875,458   93,076,264
Paul J. Hondros 2,138,746,547   92,205,175
Thomas J. Kerr IV       2,137,051,345   93,900,377
Douglas F. Kridler      2,138,294,939   92,656,783
Dimon R. McFerson       2,136,835,895   94,115,827

Arden L. Shisler        2,136,689,413   94,262,309

David C. Wetmore        2,138,810,338   92,141,384




Dated: July 26, 2000    ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution ratifying the selection of auditors, and that the shares of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund     108,802,167  1,482,729  5,728,326  116,013,222
Capital Appreciation Fund 32,747,212  387,621 1,503,412   34,638,245
Government Bond Fund    60,777,310   563,207  2,741,498   64,082,015
Money Market Fund    1,828,840,363 19,879,236 70,677,016 1,919,396,615
Small Company Fund    28,139,467   561,000    1,597,628   30,298,095
Income Fund     942,603            0           0         942,603
Mid Cap Index Fund    2,458,536    26,752    147,670    2,632,958
Global 50 Fund      5,133,543      27,526  219,825 5,380,894
Small Cap Growth Fund   1,775,423       4,490   168,178 1,948,091
Small Cap Value Fund    16,139,673      212,191 756,203 17,108,067
Multi Sector Bond Fund  8,727,213       53,933  313,768 9,094,914
Balanced Fund   7,759,053       10,472  445,200 8,214,725
High Income Bond Fund   6,762,963       24,596  259,780 7,047,339
Equity Income Fund      2,651,409       16,989  157,144 2,825,542
Strategic Value Fund    2,442,171       12,286  134,841 2,589,298
Strategic Growth Fund   8,181,063       40,321  517,716 8,739,100
All sixteen Funds   2,122,280,169   23,303,349  85,368,205 2,230,951,723


Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution approving the amendment to the Trust's Amended Declaration of Trust, and that the shares of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund 99,580,357  9,714,177  7,718,687  117,013,221
Capital Appreciation Fund       30,032,428 2,585,050  2,020,947 34,638,425
Government Bond Fund  55,859,063 4,215,093  4,007,859  64,082,015
Money Market Fund   1,629,078,516 166,043,945  124,274,154 1,919,396,615
Small Company Fund      25,080,579 2,854,072 2,363,445 30,298,096
Income Fund     942,603 0       0       942,603
Mid Cap Index Fund      2,321,849       152,477 158,632 2,632,958
Global 50 Fund  3,358,050       1,741,773       281,071 5,380,894
Small Cap Growth Fund   1,640,751       128,907 178,433 1,948,091
Small Cap Value Fund  14,819,197 1,190,441 1,098,429       17,108,067
Multi Sector Bond Fund  6,290,022  2,299,091   505,800   9,094,913
Balanced Fund   7,171,605       407,448 635,672 8,214,725
High Income Bond Fund   6,347,879       370,831 328,629 7,047,339
Equity Income Fund      2,538,920       108,428 178,195 2,825,543
Strategic Value Fund`   2,171,555       252,898 164,845 2,589,298
Strategic Growth Fund   7,338,894       621,656 778,551 8,739,101
All sixteen Funds  1,894,572,268 192,686,287 144,693,349 2,231,951,904


Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution approving the amendment to the fundamental policy regarding making loans for each of the Funds of the Trust, and that the shares of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund 101,513,913  5,842,103  8,657,205  116,013,221
Capital Appreciation Fund  30,551,706 1,630,125 2,456,415 34,638,246
Government Bond Fund  56,964,177  2,428,041  4,689,797   64,082,015
Money Market Fund 1,691,991,806 102,324,573 125,080,237 1,919,396,616
Small Company Fund  25,903,249  1,677,240  2,717,606       30,298,095
Income Fund     942,603 0       0       942,603
Mid Cap Index Fund      2,378,357       89,513  165,087 2,632,957
Global 50 Fund  3,444,506       1,612,827       323,561 5,380,894
Small Cap Growth Fund   1,694,070       60,484  193,536 1,948,090
Small Cap Value Fund  15,058,025  832,361 1,217,681    17,108,067
Multi Sector Bond Fund  6,347,591   2,161,348  585,974 9,094,913
Balanced Fund   7,170,372       327,861 716,492 8,214,725
High Income Bond Fund   6,511,306       185,923 350,109 7,047,338
Equity Income Fund      2,487,382       59,172  278,988 2,825,542
Strategic Value Fund    2,149,891       134,358 305,048 2,589,297
Strategic Growth Fund   7,478,241       353,915 906,945 8,739,101



Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution approving the amendment to the fundamental policy regarding borrowing money and issuing senior securities of each of the Funds, and that the shares of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund  101,712,631 5,655,106  8,645,485  116,013,222
Capital Appreciation Fund 30,598,146 1,659,645 2,380,454 34,638,245
Government Bond Fund 56,823,742 2,544,214 4,714,059     64,082,015
Money Market Fund 1,699,907,538 95,921,259 123,567,819 1,919,396,616
Small Company Fund 25,772,874 1,744,393  2,780,828       30,298,095
Income Fund     942,603 0       0       942,603
Mid Cap Index Fund      2,388,393       79,102  165,463 2,632,958
Global 50 Fund  3,437,239       1,620,778       322,876 5,380,893
Small Cap Growth Fund   1,670,810       69,434  207,847 1,948,091
Small Cap Value Fund 15,043,926 818,109 1,246,033       17,108,068
Multi Sector Bond Fund  6,367,480 2,149,055       578,378 9,094,913
Balanced Fund   7,167,618 307,575 739,532 8,214,725
High Income Bond Fund   6,530,380       182,403 334,556 7,047,339
Equity Income Fund      2,494,459       51,032  280,051 2,825,542
Strategic Value Fund    2,179,455       102,594 307,248 2,589,297
Strategic Growth Fund   7,459,894       359,307 919,899 8,739,100


Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution approving the amendment to the fundamental policy regarding commodities and commodities contracts for each of the Funds, and that the shares of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund  101,735,001 5,464,088  8,814,132  116,013,221
Capital Appreciation Fund 30,645,968 1,553,574 2,438,704 34,638,246
Government Bond Fund 56,866,656 2,370,368 4,844,991 64,082,015
Money Market Fund 1,698,786,856 93,653,164 126,956,595 1,919,396,615
Small Company Fund 25,865,434 1,704,706  2,727,956       30,298,096
Income Fund     942,603 0       0       942,603
Mid Cap Index Fund  2,369,671   102,332 160,954 2,632,957
Global 50 Fund  4,919,785       141,112 319,997 5,380,894
Small Cap Growth Fund   1,685,378       63,316  199,397 1,948,091
Small Cap Value Fund 15,015,675 800,893 1,291,500       17,108,068
Multi Sector Bond Fund  8,270,821       229,193 594,898 9,094,912
Balanced Fund   7,197,332       316,463 700,930 8,214,725
High Income Bond Fund   6,506,564       197,138 343,637 7,047,339
Equity Income Fund      2,486,865       59,227  279,450 2,825,542
Strategic Value Fund    2,186,105       97,464  305,729 2,589,298
Strategic Growth Fund   7,513,089       296,642 929,369 8,739,100


Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution approving the amendment of the fundamental policies of each of the Funds of the Trust regarding real estate, and that the shares of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund 102,096,880 5,097,334 8,819,008 116,013,222
Capital Appreciation Fund 30,813,541  1,409,766 2,414,938  34,638,245
Government Bond Fund 57,286,706 2,032,338 4,762,971       64,082,015
Money Market Fund 1,698,683,407 87,614,091 133,099,118 1,919,396,616
Small Company Fund  25,769,318  1,801,773 2,727,004       30,298,095
Income Fund     942,603 0       0       942,603
Mid Cap Index Fund      2,400,648       72,261  160,049 2,632,958
Global 50 Fund  4,970,587       92,572  317,735 5,380,894
Small Cap Growth Fund   1,674,050       60,930  213,110 1,948,090
Small Cap Value Fund 15,058,687 758,711 1,290,669       17,108,067
Multi Sector Bond Fund  8,332,596       177,907 584,410 9,094,913
Balanced Fund   7,161,699       339,025 714,001 8,214,725
High Income Bond Fund   6,541,005       170,758 335,577 7,047,340
Equity Income Fund      2,481,722       61,110  282,710 2,825,542
Strategic Value Fund    2,177,876       95,891  315,531 2,589,298
Strategic Growth Fund   7,552,174       259,345 927,582 8,739,101


Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution adopting a fundamental policy for each of the Total Return Fund, Capital Appreciation Fund, Government Bond Fund and Money Market Fund regarding underwriting securities, and that the shares of such Funds of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund 104,960,633 3,266,955       7,785,633       116,013,221
Capital Appreciation Fund 31,665,672  840,243 2,132,331       34,638,246
Government Bond Fund 58,614,166  1,326,762  4,141,087       64,082,015
Money Market Fund 1,743,189,147 66,506,422 109,701,047     1,919,396,616


Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution adopting a fundamental policy for each of the Total Return Fund, Capital Appreciation Fund, Government Bond Fund and Money Market Fund regarding concentration, and that the shares of such Funds of the Trust were voted as follows with respect to such resolution:

	SERIES  FOR     AGAINST ABSTAIN TOTAL
Total Return Fund 105,386,777 3,070,121 7,556,323   116,013,221
Capital Appreciation Fund  31,644,514 862,530 2,131,202 34,638,246
Government Bond Fund    58,508,069 1,349,478 4,224,468 64,082,015
Money Market Fund  1,749,028,134   57,539,261 112,829,221 1,919,396,616



Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.

 NATIONWIDE SEPARATE ACCOUNT TRUST
REPORT OF CHAIRMAN

The undersigned Chairman of the Meeting, appointed to act as such at the Annual Meeting of Shareholders held at 215 North Front Street, Lower Level, Room G, Columbus, Ohio at 10:00 A.M., EDST, on Wednesday, July 26, 2000, hereby certifies as follows:

That I have counted and recorded the vote cast at the meeting on the resolution authorizing the Board of Trustees to appoint, replace or terminate subadvisers recommended by Villanova Mutual Fund Capital Trust or amend the terms of any subadvisory agreement for the Strategic Value Fund without shareholder approval, and that the shares of the Trust were voted as follows with respect to such resolution:
	SERIES  FOR     AGAINST ABSTAIN TOTAL
Strategic Value Fund    2,197,156       137,310 254,832 2,589,298



Dated:  July 26, 2000   ______________________________
	James F. Laird, Jr.






































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